UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

HEARTWARE LIMITED
 (Exact name of registrant as specified in its charter)

State of Victoria, Australia	000-52595	98-0498958
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 57 MLC Centre 19-29 Martin Place Sydney NSW 2000 Australia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 2 9238 2064

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 23, 2008, via an Australian Securities Exchange (“ASX”) Announcement (the “ASX Announcement”), HeartWare Limited (the “Company”) announced that it has entered into certain Securities Purchase Agreements separately with a number of institutional and sophisticated investors for the private placement of the Company’s ordinary shares (“Private Placement”). The Private Placement raises in excess of AU$30 million (US$28.9 million) at an issue price of AU$0.50 per share. The price per share represents a discount of 1% to the closing price of the Company’s ordinary shares on the ASX on May 20, 2008 (the last day of trading prior to the Company requesting a halt in trading of the Company’s shares on ASX). A form of the Securities Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Completion of the Private Placement is subject to shareholder approval, which will be sought at an Extraordinary General Meeting of shareholders. The meeting is presently scheduled for July 11, 2008.

The Company filed a preliminary proxy statement with the US Securities and Exchange Commission (“SEC”) related to the Private Placement on May 23, 2008.

Item 3.02 Unregistered Sale of Equity Securities

Pursuant to the Securities Purchase Agreement, the Company will sell a minimum of 60 million of its ordinary shares to the investors party thereto for aggregate gross proceeds of not less than AU$30 million (US$28.9 million).

Such sale will be done in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, as promulgated by the SEC under the Securities Act, and Rule 903 of Regulation S, as promulgated by the SEC under the Securities Act.

Completion of the private placement is subject to shareholder approval, which will be sought at an Extraordinary General Meeting of shareholders. The meeting is presently scheduled for July 11, 2008.

Item 7.01 Regulation FD Disclosure

In conjunction with the Private Placement, and as announced via the ASX Announcement, the Company intends to offer the Company’s Australian shareholders an opportunity to participate in a Share Purchase Plan (“SPP”). The SPP will be priced at AU$0.50 per ordinary share, being the same issue price as the shares offered under the Private Placement.

Under the SPP, Australian shareholders may apply for shares in the Company up to a maximum of AU$5,000 per shareholder.

The documentation for the SPP will be made available in the ensuing weeks.

A copy of the ASX Announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Securities Purchase Agreement (the Company entered into separate Securities Purchase Agreements with the investors in substantially the same form set forth in Exhibit 10.1)

99.1	HeartWare Limited ASX Announcement dated May 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare Limited

Date: May 23, 2008	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer